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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form SB-2 of our report dated February 5, 1999, except for subsequent events described in
Note 19, as to which the date is March 18, 1999, on our audits of the financial statements of Dental/Medical Diagnostic Systems, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and for the ten month period ended December 31, 1996. We also consent to the references to our firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP


Woodland Hills, California
May 20, 1999